UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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[_]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[x]	Soliciting Material Pursuant to §240.14a-12

GREEKTOWN SUPERHOLDINGS, INC.
(Name of registrant as specified in its charter)

Brigade Leveraged Capital Structures Fund Ltd. Brigade Capital Management, LLC Donald E. Morgan, III
(Name of person(s) filing proxy statement, if other than the registrant)

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On March 2, 2012, Brigade Leveraged Capital Structures Fund Ltd. ("Brigade"), delivered the following letter to  Greektown Superholdings, Inc. (the "Company") formally nominating James A. Barrett Jr. and Neal P. Goldman for election as directors to the Company's Board of Directors.

Letter to the Company

 Brigade Leveraged Capital Structures Fund Ltd.
c/o Ogier Fiduciary Services (Cayman) Limited
89 Nexus Way
Camana Bay, Grand Cayman KY1-9007
Cayman Islands

March 2, 2012

Via Hand Delivery and E-Mail

Greektown Superholdings, Inc.
555 East Lafayette
Detroit, MI 48226
Attention: Corporate Secretary

Greektown Superholdings, Inc.
555 East Lafayette
Detroit, MI 48226
Attention: William M. Williams, Assistant Secretary

Re: Notice of Nomination of Persons for Election as Directors

Gentlemen:

Brigade Leveraged Capital Structures Fund Ltd. (the "Nominating Stockholder") hereby gives notice to Greektown Superholdings, Inc. (the "Company") that it is formally nominating James A. Barrett, Jr. and Neal P. Goldman (each a "Nominee" and together the "Nominees") for election to the Board of Directors of the Company (the "Board"). The numbered paragraphs below correspond to subsections of Article II, Section 11(a)(ii) of the Company's By-Laws (the "Bylaws").

(ii)(A)
Please see Exhibit A hereto for the name, age, business address and residence address of each of the Nominees together with an overview of the results of a due diligence check from a gaming regulatory perspective.

Please see Exhibit B hereto for each Nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(ii)(B)	The following is any other business that the Nominating Stockholder proposes to bring before the annual meeting of the stockholders of the Company (the "Annual Meeting"):

None.

(ii)(C)(1)	Name and address of the Nominating Stockholder, as they appear on the Company's books:

Brigade Leveraged Capital Structures Fund Ltd.

c/o Ogier Fiduciary Services (Cayman) Limited
89 Nexus Way
Camana Bay, Grand Cayman KY 1-9007
Cayman Islands

Names and addresses of additional persons who could be deemed a beneficial owner of the Company's common stock that is owned by the Nominating Stockholder:

Brigade Capital Management, LLC
399 Park Avenue
Suite 1600
New York, NY 10022

Donald E. Morgan, III
399 Park Avenue
Suite 1600
New York, NY 10022

As used in this Notice of Nomination, the term "Proposing Persons" shall include the Nominating Stockholder, Brigade Capital Management, LLC and Donald E. Morgan, III.

(ii)(C)(2)
The following is, as to each Proposing Person, the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner:

Brigade Leveraged Capital Structures Fund Ltd. holds of record 94,999 shares of Series A-1 Preferred Stock, 121,676 shares of A-2 Preferred Stock and Warrants to acquire 273,930 shares of Series A-2 Preferred Stock.

Brigade Capital Management, LLC beneficially owns 94,999 shares of Series A-1 Preferred Stock, 121,676 shares of A-2 Preferred Stock and Warrants to acquire 273,930 shares of Series A-2 Preferred Stock.

Donald E. Morgan, III beneficially owns 94,999 shares of Series A-1 Preferred Stock, 121,676 shares of A-2 Preferred Stock and Warrants to acquire 273,930 shares of Series A-2 Preferred Stock.

(ii)(C)(3)
The Nominating Stockholder represents that, in compliance with Article II, Section 11(a)(ii)(C)(3) of the Bylaws, the Nominating Stockholder, is a holder of record of capital stock of the Corporation entitled to vote at such meeting and will appear in person or by proxy at the Annual Meeting to present the Nominating Stockholder's nomination of the Nominees.

(ii)(C)(4)
The Proposing Persons represent that, in compliance with Article II, Section 11(a)(ii)(C)(4) of the Bylaws, the Proposing Persons intend to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the Nominees and/or (y) otherwise solicit proxies from stockholders in support of such nominations.

Our delivery of this Notice of Nomination or any additional information in connection herewith will not constitute a waiver of our right to contest the validity of any notice requirement or any other matter.

We believe this Notice of Nomination is in proper form and satisfies the requirements of the Bylaws. If you find that any information in this Notice of Nomination is incorrect or that any required information has been omitted, we expect that you will, not later than March 2, 2012, provide us with a detailed written explanation as to any such alleged deficiency, so that we may correct or supplement this Notice of Nomination, as applicable. We reserve the right to give further notice of additional business to be conducted or nominations to be made at the Annual Meeting or to otherwise revise this Notice of Nomination, as applicable.

Please do not hesitate to contact us with any questions regarding these matters.

Very truly yours,

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD.

/s/ Donald E. Morgan, III
Signature

Donald E. Morgan, III/Director
Name/Title

Exhibit A

The following are the name, age, business address and residence address of each of the Nominees together with an overview of the results of a due diligence check:

James A. Barrett, Jr. is 60 years old. Mr. Barrett's business address is 6700 Via Austi Parkway, Las Vegas, NV 89145. Mr. Barrett's residential address is 9103 Alta - Tower Two, Apartment 603, Las Vegas, Nevada, 89119. James A. Barrett, Jr. does not have any preexisting business relationship with the Proposing Persons and therefore is being nominated as an independent person from the Proposing Persons. The background investigation of James A. Barrett, Jr. did not reveal any items that would affect his ability to meet the eligibility and suitability qualification standards of the Michigan Gaming Control and Revenue Act.  Importantly, Mr. Barrett has been a licensed Certified Public Accountant ("CPA") since 1975, and has held CPA licenses in the states of Nevada and Maine.  Mr. Barrett has also been found qualified as a key person in the following casino jurisdictions:  (Nevada and Louisiana).

Neal P. Goldman is 42 years old. Mr. Goldman's business address is 399 Park Avenue, Suite 1600, New York, NY 10022. Mr. Goldman's residential address is 22 Jackson Road, Bedford, NY 10506.  The background investigation of Neal P. Goldman did not reveal any items that would affect his ability to meet the eligibility and suitability qualification standards of the Michigan Gaming Control and Revenue Act.  Importantly, Mr. Goldman has been involved in the heavily regulated financial services industry since 1995.  Additionally, and in the course of his ongoing employment, multiple background investigations have been completed regarding Mr. Goldman with no negative items having been discovered.

The Proposing Persons believe that each of the Nominees is "independent" within the meaning of the Securities and Exchange Commission rules regarding board of directors independence.  Each of the Nominees has consented to serve as a director of the Company, if elected, and to be named in a proxy statement as a nominee for election to the Board.

Exhibit B

Consents of Nominees

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Greektown Superholdings, Inc. (the "Company") in the proxy statement and other proxy materials in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company, and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 29, 2012

/s/ James A. Barrett, Jr.
James A. Barrett, Jr.

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Greektown Superholdings, Inc. (the "Company") in the proxy statement and other proxy materials in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company, and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February 29, 2012

/s/ Neal P. Goldman
Neal P. Goldman

Important Additional Information

Brigade currently intends to file a definitive proxy statement for the annual shareholders' meeting (the "Proxy Statement") soliciting votes for Brigade's nominees to the Company's Board of Directors. Brigade is not asking you at this time to vote on its slate of directors. Once Brigade's Proxy Statement becomes available, Brigade strongly advises shareholders to carefully read that Proxy Statement because it will contain important information. Information concerning Brigade and any other persons deemed participants in Brigade's solicitation or proxies from shareholders in connection with the annual meeting will also be available in Brigade's Proxy Statement. Once Brigade's Proxy Statement becomes available, shareholders will be able to obtain, free of charge, copies of that statement and any other documents Brigade files with or furnishes to the Securities and Exchange Commission ("SEC") through the SEC's website (http://www.sec.gov).

SK 25586 0002 1270935